UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2020

TEO FOODS INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-226801 (Commission File Number)	47-1209532 (I.R.S. Employer Identification No.)

2739 Via Orange Way #110 Spring Valley, California (Address of principal executive offices)	91978 (Zip Code)

Registrant’s telephone number, including area code: (619) 758-1973

Blvd De Los Insurgentes 19801, Unit 4-D

Tijuana, Baja California, Mexico

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[x] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01.	Other Events

In accordance with the Securities and Exchange Commission (the “SEC”) Order Under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules Thereunder, SEC Release No. 34-88318, dated March 4, 2020 (the “Order”), TEO Foods Inc. (the “Company”) hereby states the following:

The Company is relying on the relief provided by the Order in connection with the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”).

The delay in filing is due to difficulties by both the Company and our auditors as a result of the COVID-19 pandemic, impacting the Company’s ability to file its Quarterly Report by May 15, 2020. The Company’s primary operating offices, including its accounting department, are located in Tijuana, Mexico. Our CEO crosses the border to the Tijuana offices from San Diego California. Both of these areas have been significantly impacted by the COVID-19 outbreak. Our internal staff and contracted staff have been impacted by the stay at home and shutdown orders in place in southern California and Tijuana. We have not been able to replace staff in Tijuana due to the restrictions which has overburdened existing staff.

Attached is a letter from the Company’s auditors, Accell Audit and Compliance, P.A., in support of our reliance on the Order.

The Company expects to file the Quarterly Report no later than June 29, 2020 (which is 45 days from the Report’s original filing deadline of May 15, 2020)

Item 9.01.	Financial Statements an Exhibits

(d)    Exhibits

Exhibit Number	Description
99.1	Letter from Accell Audit and Compliance, P.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEO Foods Inc.

Date:	May 14, 2020	By:	/s/ Jeffrey H Mackay
Jeffrey H. Mackay
CEO